March 2, 2000

MANAGEMENT AGREEMENT

THIS MANAGEMENT AND NON-COMPETITION AGREEMENT (the "Agreement”) is entered into this 2 day of March, 2000, between Cyber Law Reporter, Inc., a Texas corporation (the "Company”), and Jonathan C. Gilchrist (the “Manager”).

In consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.

Duties.  The Company hereby retains the Manager as President of the Company, reporting directly to and responsible to the Board of Directors of the Company.  The authority, duties and responsibilities of the Manager shall include those normally exercised by the President of a corporation, and such other or additional duties as may from time to time be reasonably assigned to Manager by the Company’s Board of Directors.  Manager will use his best efforts to promote the interests of the Company and to carry out his duties hereunder.  The Manager agrees, during the employment period, to devote his best efforts and skills to the business and interests of the Company, and do his utmost to further enhance and develop the best interests and welfare of the Company.

2.

Compensation.  For and in consideration of the performance by the Manager of the services, terms, conditions, covenants and promises herein recited, the Company agrees and promises to pay to the Manager at the times and in the manner herein stated, the following:

a.

Salary.  As the compensation for the services to be performed by the Manager hereunder, the Manager shall receive, as gross salary before any withholding of whatever sort, the sum of $15,000              per month, payable in the manner in which the Company's payroll is customarily handled.

b.            Bonus.  In addition to the salary, Manager may be entitled to receive an annual bonus, which annual bonus, if any, shall be paid in the discretion of Board of Directors of the Company.

c.

Non-payment.  Should the Company be unable during its development phase to pay the Manager in a timely manner as set out in this agreement, the full sum owed under this agreement shall be accrued as a debt owed to the Manager and the Company shall issue a promissory note evidencing its commitment to pay the amounts due hereunder, if any.  Such note shall be a non-interest bearing demand note which shall be delivered to the Manager promptly upon request and which shall set forth the terms of this agreement as to salary and payment.  In the event the Company shall issue a Note for sums due under this agreement, such indebtedness shall be secured by the assets, software and data of the Company.

3.

Termination.

a.

At any time the Company may, in its sole discretion, discharge the Manager for "cause,” effective immediately upon providing the Manager with notice of his dismissal.  The only occurrences which shall constitute "cause” within the meaning of this paragraph shall be the following:

                            (i)

    the conviction of the Manager by a court of competent jurisdiction of a felony-grade crime or other crime involving moral turpitude (or the entering of a no-contest or nolo contendere plea by Manager in regard to such crime); or

(ii)

the commission by the Manager of an act of fraud or bad faith upon the Company; or

(iii)

the willful misappropriation of any funds or property of the Company  by the Manager; or

(iv)

the willful, continued and unreasonable failure by the Manager to perform the duties or obligations under this Agreement; or

(v)

the breach of any material provisions hereof or the engagement by the Manager, without the prior written approval of the Company, in any activity which would violate the provisions of paragraph 4 of this Agreement.

b.

Manager’s employment shall also terminate upon:

                                (i)

        the death or permanent disability of the Manager.  In the event that the Company and the Manager cannot agree as to whether the Manager is permanently disabled, the parties agree to engage a physician (at the Company's expense), mutually agreeable to both parties, whose determination as to the Manager's permanent disability shall be binding on both parties;

(ii)

the voluntary retirement of the Manager; or

(iii)

the voluntary resignation of the Manager.

Unless sooner terminated by the Company or the Manager pursuant to the other provisions of this paragraph 3, this Agreement shall terminate on the third anniversary of the date hereof.

4.

Miscellaneous.

a.

The undersigned parties to this Agreement warrant and represent that they have the power and authority to enter into this Agreement in the names, titles and capacities herein stated.

b.

A waiver by either party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof, or of any other term and condition of this Agreement.

c.

This Agreement constitutes the entire agreement between the parties respecting the services of the Manager, and there are no representations, warranties, agreements or commitments between the parties hereto with respect to such employment relationship except as set forth herein.  This Agreement may be amended only by an instrument in writing executed by the undersigned parties.

d.

Any notice, request, demand or other communication permitted to be given hereunder shall be in writing to the address set forth by the signature of the parties below, and shall be deemed to be duly given when personally delivered to an employment officer of the Company or to the Manager, as the case may be, or when deposited in the United States mails, by certified or registered mail, return receipt requested, postage prepaid.  Either party may change by notice the address to which notices are to be sent.

e.

The Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Texas.

f.

If any provisions of this Agreement shall, for any reason, be held violative of any applicable law, and so much of said Agreement is held to be unenforceable, then the invalidity of such specific provision herein shall not be held to invalidate any other provision herein, such provision to remain in full force and effect.

g.

This Agreement is personal to the Manager, and the Manager may not assign, transfer in any way or delegate any of the rights or obligations hereunder.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

"COMPANY”

Cyber Law Reporter, Inc.

By: __//s// Jonathan Gilchrist________

“MANAGER”

__//s// Jonathan Gilchrist___________

Jonathan C. Gilchrist

CYBER.emp.agr.JCG